Exhibit 99.1

2105 Wing On Ctr 111 Connaught Rd HK
+852 2246 6888 info@akamcpa.com
www.akamcpa.com

AKAM

Anthony KAM
& associates ltd
certified public accountants

China Hong Kong Indonesia Malaysia Singapore
Taiwan United Kingdom United States

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Beijing Yandong Tieshan Oil Products Co., Ltd.
Incorporated in the People’s Republic of China

We have audited the accompanying balance sheet of Beijing Yandong Tieshan Oil Products Co., Ltd. (the “Company”. The Company has no official English name. The English name is a translated one only.) as of December 31, 2015 and the related statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and the results of its operations and its cash flows for the year ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

In addition to the audit, we have reviewed the balance sheet of the Company as of December 31, 2014, and the related statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the year then ended (the “comparative financial statements”).  These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of financial statements consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the comparative financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/Anthony Kam & Associates Limited
Anthony Kam & Associates Limited
Certified Public Accountants
February 1, 2016
Hong Kong, China

BEIJING YANDONG TIESHAN OIL PRODUCTS CO., LTD.
BALANCE SHEET
AS OF DECEMBER 31, 2015

	December 31, 2015 (Audited)	December 31, 2014 (Unaudited)
Assets
Current assets
Cash and cash equivalents	$213,516	$182,002
Accounts receivable	25,047,810	6,829,716
Other receivable	4,129	178,122
Prepayments	1,678,461	-

Total current assets	26,943,916	7,189,840

Fixed assets, net	30,295	42,779
Total assets	$26,974,211	$7,232,619

Liabilities and stockholders’ surplus
Liabilities
Current liabilities
Short-term loan	$3,080,000	$3,248,000
Accounts payable	5,629,306	3,691,989
Other payable	1,294	2,777
Deposits received	13,496,941	-
Tax payable	11,163	-

Total current liabilities	22,218,704	6,942,766

Total liabilities	22,218,704	6,942,766

Stockholders’ surplus
Registered capital $4,727,000 as at December 31, 2015 and $162,400 as at December 31, 2014, fully paid	4,727,000	162,400
Translation reserve	(114,200)	-
Accumulated surplus	142,707	127,453

Total stockholders’ surplus	4,755,507	289,853

Total liabilities and stockholders’ surplus	$26,974,211	$7,232,619

See accompanying notes to the financial statements

BEIJING YANDONG TIESHAN OIL PRODUCTS CO., LTD.
STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2015

	Years Ended December 31
	2015 (Audited)	2014 (Unaudited)

Revenue	$26,163,477	$135,519,365
Cost of sales	25,869,537	135,130,024

Gross profit	293,940	389,341

Expenses
Selling & distribution	35,288	55,318
General & administrative	45,067	79,081

Total operating expenses	80,355	134,399

Profit from operations	213,585	254,942

Other income (loss)
Other income	4,812	-
Interest expense	(198,058)	(196,839)

Profit before provision for income taxes	20,339	58,103

Provision for income taxes	5,085	14,925

Net profit for the year	$15,254	$43,178

Other comprehensive income (loss), net of tax
Exchange differences on translating foreign operations	(114,200)	-

Total comprehensive profit/(loss) for the year	$(98,946)	$43,178

See accompanying notes to the financial statements

BEIJING YANDONG TIESHAN OIL PRODUCTS CO., LTD.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2015

	Registered share	Translation	Accumulated	Total
	capital, fully paid	reserve	surplus	equity

Balance at December 31, 2013	$162,400	$-	$84,275	$246,675
Net profit for the year	-	-	43,178	43,178

Balance at December 31, 2014	$162,400	$-	$127,453	$289,853
Increase in registered capital, fully paid	4,564,600	-	-	4,564,600
Net profit for the year	-	-	15,254	15,254
Other comprehensive income/(loss)	-	(114,200)	-	(114,200)

Balance at December 31, 2015	$4,727,000	$(114,200)	$142,707	$4,755,507

See accompanying notes to the financial statements

BEIJING YANDONG TIESHAN OIL PRODUCTS CO., LTD.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2015

	Years Ended December 31,
	2015	2014
	(Audited)	(Unaudited)
Cash flows from operating activities:
Net profit	$20,339	$58,103
Depreciation	10,698	10,851
Interest expense	198,058	196,839
Tax paid	(20,539)	(89,036)
Changes in operating assets and liabilities:
(Increase)/decrease in accounts receivable	(18,218,094)	9,608,983
Decrease/(increase) in other receivable	173,993	(14,522)
Increase in prepayments	(1,678,461)	-
Decrease in inventory	-	26,442
Decrease in short-term loan	(168,000)	(24,000)
Increase/(decrease) in accounts payable	1,937,317	(9,477,082)
(Decrease)/increase in other payable	(1,483)	2,777
Increase in deposits received	13,496,941	-
Net cash used in operating activities	(4,249,231)	299,355

Cash flows from investing activities
Purchases of fixed assets	-	(52,793)
Net cash used in investing activities	-	(52,793)

Cash flows from financing activities
Proceeds from registered capital, fully paid	4,564,600	-
Interest paid	(198,058)	(196,839)
Net cash generated from financing activities	4,366,542	(196,839)

Net change in cash and cash equivalents	117,311	49,723
Cash and cash equivalents at beginning of year	182,002	63,105
Effect of foreign exchange rate, net	(85,797)	69,174
Cash and cash equivalents at the end of year	$213,516	$182,002

See accompanying notes to the financial statements

BEIJING YANDONG TIESHAN OIL PRODUCTS CO., LTD.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND PRINCIPAL ACTIVITIES

The Company was incorporated under the laws of the People’s Republic of China on November 11, 2005.

The Company is principally engaged in the trading of oil, gas and lubricant.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Use of Estimates

The Company prepares its financial statements in accordance with rules and regulations of the Securities and Exchange Commission ("SEC") and accounting principles generally accepted ("GAAP") in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and cash equivalents

The Company considers cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. Cash and cash equivalents were $213,516 and $182,002 at December 31, 2015 and 2014 respectively.

Accounts receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

The standard credit period for most of the Company’s clients is three months. The collection period over 1 year is classified as long-term accounts receivable. Management evaluates the collectability of the receivables at least once a year. Provision for doubtful accounts as of December 31, 2015 and 2014 are $0.

Property, plant and equipment

Property, plant and equipment are recorded at cost. Depreciation is calculated using the straight line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the term of the related lease or the estimated useful life of the asset. The useful lives are as follows:

Machinery	5 years
Office equipment	3 years

Maintenance and repairs are charged to operations as incurred. Expenditures which substantially increase the useful lives of the related assets are capitalized. When properties are disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reported in the period the transaction takes place.

Accounting for the impairment of long-lived assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the years ended December 31, 2015 and 2014, the Company impaired property, plant and equipment of $0. The amount was charged to operation as a general and administrative expense for the years.

Income tax

The Company accounts for income taxes under the provisions of ASC Topic 740 “Accounting for Income Taxes.” Under ASC Topic 740, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The provision for income tax is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred income taxes are calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

ASC Topic 740 also prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or for one expected to be taken, in a tax return. ASC Topic 740 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. Any interest and penalties accrued related to unrecognized tax benefits will be recorded as tax expense.

Beginning January 1, 2008, the new Enterprise Income Tax (“ EIT ”) law replaced the existing laws for Domestic Enterprises (“ DE’s ”) and Foreign Invested Enterprises (“ FIE’s ”). The new standard EIT rate of 25% replaced the 33% rate currently applicable to both DE’s and FIE’s. Beginning January 1, 2008, China unified the corporate income tax rule on foreign invested enterprises and domestic enterprises. The unified corporate income tax rate is 25%.

EIT of $5,085 and $14,925 has been provided in the financial statements for the years ended December 31, 2015 and 2014.

Fair value of financial instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable, is used to measure fair value:

Level 1:	Valuations for assets and liabilities traded in active markets from readily available pricing sources such as quoted prices in active markets for identical assets or liabilities.

Level 2:
Observable inputs (other than Level 1 quoted prices) such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3:
Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of our financial instruments, including, cash and cash equivalents, accounts payable, and accrued expenses approximate their fair value due to the short maturities of these financial instruments. We do not have other financial assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2015 and 2014.

Revenue recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605, “Revenue Recognition.”  Revenue will be recognized only when all of the following criteria are met: persuasive evidence for an agreement exists, delivery has occurred or services have been provided, the price or fee is fixed or determinable, and collection is reasonably assured.

Earnings per share

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. As of December 31, 2015 and 2014, there was no dilutive security outstanding.

Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation gain, net of tax.

Foreign currency translation

The accompanying financial statements are presented in United States Dollar (USD). The functional currency of the Company is Renminbi (RMB). Capital accounts of the financial statements are translated into USD from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the period. The translation rates are as follows:
	Years ended December 31,
	2015	2014
	(Audited)	(Unaudited)

Average RMB : US$ exchange rate in the year	0.1604	0.1627
Spot RMB:US$ exchange rate as at the year end	0.1540	0.1624

Economic and political risk

The Company’s major operations are conducted in China. Accordingly, the political, economic, and legal environments in China, as well as the general state of China’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in China are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

Concentration of credit risk

Cash includes cash at banks and demand deposits in accounts maintained with banks within the PRC. Total cash in these banks as of December 31, 2015 and 2014 amounted to $213,516 and $182,002 respectively, none of which is covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks to its cash in bank accounts.

The major customers of the Company contributed the following percentages of the Company’s total revenue for the years indicated:

	2015	2014
	(Audited)	(Unaudited)

Beijing Fangshan Yandong Chemicals Factory	80%	82%
Beijing Tian Lian Hai Chemicals Limited	-	13%
Xuyi Wayuk New Energy Sources Technology Limited	12%	-
	92%	95%

(The Companies have no official English names. The English names are translated one only.)

Accounts receivable are derived from revenue earned from customers located primarily in the PRC. The Company performs ongoing credit evaluations of customers and has not experienced any material losses to date.

The accounts receivable balances of the major customers of the Company individually represented the following percentages of the Company’s total accounts receivable:

	2015	2014
	(Audited)	(Unaudited)

Beijing Tian Lian Hai Chemicals Limited	35%	68%
Beijing Hangfung Pok Yik Petrochemicals Limited	54%	-
Beijing Fangshan Yandong Chemicals Factory	-	18%
	89%	86%

(The Companies have no official English names. The English names are translated one only.)

The Company has not experienced any significant difficulty in collecting its accounts receivable in the past and is not aware of any financial difficulties of its major customers.

Recent accounting pronouncements

The Company does not expect any of the following recent accounting pronouncements to have a material effect on the Company’s financial position, results of operations, or cash flows.
In February 2013, the FASB issued guidance on disclosure requirements for items reclassified out of Accumulated Other Comprehensive Income (“AOCI”). This new guidance requires entities to present (either on the face of the income statements or in the notes) the effects on the line items of the income statement for amounts reclassified out of AOCI. The new guidance will be effective for us beginning July 1, 2013. Other than requiring additional disclosures, there is no material impact on the financial statements upon adoption.
In March 2013, the FASB issued guidance on a parent’s accounting for the cumulative translation adjustment upon derecognition of a subsidiary or group of assets within a foreign entity. This new guidance requires that the parent releases any related cumulative translation adjustment into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. The new guidance will be effective for us beginning July 1, 2014. There is no material impact on the financial statements upon adoption.
In July 2013, the FASB issued ASU 2013-11, "Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists". These amendments provide that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carry forward, a similar tax loss, or a tax credit carry forward, except to the extent that a net operating loss carry forward, a similar tax loss, or a tax credit carry forward is not available at the reporting date to settle any additional income taxes that would result from disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, then the unrecognized tax benefit should be presented as a liability. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of ASU 2013-11 does not expect to have a material impact on the Company's financial statements.
In April 2014, the FASB issued ASU 2014-08, “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity,” which provides a narrower definition of discontinued operations than under existing U.S. GAAP. ASU 2014-08 requires that only a disposal of a component of an entity, or a group of components of an entity, that represents a strategic shift that has, or will have, a major effect on the reporting entity’s operations and financial results should be reported in the financial statements as discontinued operations. ASU 2014-08 also provides guidance on the financial statement presentations and disclosures of discontinued operations. The new guidance is effective prospectively for the Company to all new disposals of components and new classification as held for sale beginning April 1, 2015. The Company is evaluating the effects, if any, of the adoption of this guidance will have on the financial position, results of operations or cash flows.
In May 2014, the Financial Accounting Standards Board issued guidance related to revenue from contracts with customers. Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard will be effective for us in the first quarter of 2017. We have not yet selected a transition method and we are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In June 2014, the FASB issued ASU 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The guidance eliminates the definition of a development stage entity thereby removing the incremental financial reporting requirements from U.S. GAAP for development stage entities, primarily presentation of inception to date financial information. The provisions of the amendments are effective for annual reporting periods beginning after December 15, 2014, and the interim periods therein. However, early adoption is permitted. Accordingly, the Company has adopted this standard as of July 31, 2014.
In August 2014, the FASB issued ASU No. 2014-15, "Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern." ASU 2014-15 will explicitly require management to assess an entity's ability to continue as a going concern, and to provide related footnote disclosure in certain circumstances. This pronouncement is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, and early adoption is permitted. Management is currently evaluating the impact of this pronouncement on our financial statements.
In November 2014, FASB issued ASU No. 2014-17,  (Business Combinations (Topic 805): Pushdown Accounting (a consensus of the FASB Emerging Issues Task Force.)  The amendments in this update provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The adoption of ASU 2014-17 did not have a material impact on the Company’s financial statements.
In January 2015, FASB issued ASU No. 2015-01,  Income Statement—Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items . This Update eliminates from GAAP the concept of extraordinary items. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The Company does not expect the adoption of ASU 2015-01 to have material impact on the Company’s financial statements.
Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 3 – ACCOUNTS RECEIVABLES

The Company has performed an analysis on all of its accounts receivable and determined that all amounts are collectible by the Company. As such, all accounts receivable are reflected as a current asset and no allowance for bad debt has been recorded as of December 31, 2015 and 2014. Bad debts written off for the years ended December 31, 2015 and 2014 are $0.

Aging analysis of accounts receivable is as follows:

	2015	2014
	(Audited)	(Unaudited)

0 – 30 days	$14,579,804	$6,829,716
31 – 90 days	-	-
91 – 120 days	-	-
Over 120 days and less than 1 year	-	-
Over 1 year	10,468,006	-
	$25,047,810	$6,829,716

NOTE 4 – PREPAYMENTS

The prepayments of $1,678,461 and $Nil as at December 31, 2015 and 2014 were made to the major suppliers of the Company to secure the supply of the raw materials of oil category.

NOTE 5 – SHORT-TERM LOAN

There are no provisions in the Company’s bank borrowings that would accelerate repayment of debt as a result of a change in credit ratings or a material adverse change in the Company’s business.

The Industrial and Commercial Bank of China is the lender of the loan. The interest rate is the interbank offered rate announced by the PRC authority on the business day just before the release of the loan, plus 51 basis point, which is 5.06% per annum. The term of borrowing is 1 year, which was renewed as at December 31, 2014. The amount is denominated in Renminbi of RMB20,000,000. The loan is secured by the personal guarantee of one of the shareholders, Yeung Po Kam, and of his wife in an unlimited amount.

25% of the principal of the loan is to be repaid in the eleventh month of the term. The remaining is to be repaid on the maturity of the loan. The loan agreement contains provisions requiring payment of default interest in the event of default, and without specific financial covenants. Management of the Company believes the Company is in material compliance with the terms of the loan agreement.

NOTE 6 – SHAREHOLDER’S EQUITY

The Company has registered capital of $4,727,000 and $162,400, which is fully paid as at December 31, 2015 and 2014.
NOTE 7 – COMMITMENTS AND CONTINGENCIES

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

The Company has no commitments or contingencies as of December 31, 2015 and 2014.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued.  Based on our evaluation no additional material events have occurred that require disclosure.